Exhibit (a)(1)(B)

COMVERSE TECHNOLOGY, INC.

LETTER OF TRANSMITTAL

With Respect To

Offer to Purchase For Cash Any and All of the Outstanding:

New Zero Yield Puttable Securities (ZYPSSM) due May 15, 2023 (“ZYPS”)

(CUSIP No. 205862AM7*) (ISIN No. US205862AM71*)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON FRIDAY, MAY 15, 2009, UNLESS THE OFFER IS EXTENDED BY COMVERSE TECHNOLOGY, INC. IN ITS SOLE DISCRETION OR PURSUANT TO A REQUIREMENT OF APPLICABLE LAW, OR TERMINATED BY COMVERSE TECHNOLOGY, INC. PURSUANT TO A REQUIREMENT OF APPLICABLE LAW (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, REFERRED TO AS THE “EXPIRATION TIME”). COMVERSE TECHNOLOGY, INC. MAY EXTEND THE OFFER PERIOD, SUBJECT TO THE REQUIREMENTS DESCRIBED HEREIN. HOLDERS MUST TENDER THEIR SECURITIES IN THE MANNER DESCRIBED BELOW ON OR PRIOR TO THE EXPIRATION TIME TO RECEIVE THE PURCHASE PRICE. SECURITIES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME.

The Depositary for the Offer is:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street

Suite 1020

Chicago, IL 60602

Attention: Corporate Trust Division

Phone: (312) 827-8618

Fax: (312) 827-8542

DELIVERY OF THIS LETTER OF TRANSMITTAL OTHER THAN AS PROVIDED HEREIN WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS SET FORTH HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase, dated April 17, 2009 (the “Offer to Purchase”).

Any questions related to the procedure for tendering the New Zero Yield Puttable Securities (ZYPS SM) due May 15, 2023 (the “ZYPS”) and requests for assistance may be directed to the Information Agent or the Depositary at their respective addresses and telephone numbers set forth on the back cover of this Letter of Transmittal. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, or any other documents may be directed to the Information Agent at the address and telephone number set forth on the back cover of this Letter of Transmittal. The offer to purchase the ZYPS, on the terms and conditions set forth in the Offer to Purchase and this Letter of Transmittal, is referred to herein as the “Offer.”

*	No representation is made as to the accuracy of any CUSIP or ISIN numbers.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE PURCHASE PRICE PURSUANT TO THE OFFER MUST VALIDLY TENDER (AND NOT PROPERLY WITHDRAW) THEIR ZYPS TO THE DEPOSITARY BY THE EXPIRATION TIME.

Holders tendering by book-entry transfer to the Depositary’s account at The Depository Trust Company (“DTC”) should arrange for the DTC participant holding the ZYPS through its DTC account to tender those ZYPS in the Offer to the Depositary prior to the expiration time. In the event one or more brokers, dealers, banks, trust companies, custodians or other nominees acts as an intermediary between your agent and that DTC participant, your agent should arrange to deliver the tender instructions for the ZYPS to the appropriate DTC participant. See “THE OFFER—Procedures for Tendering the ZYPS” in the Offer to Purchase.

YOU WILL NOT BE ABLE TO TENDER YOUR ZYPS BY NOTICE OF GUARANTEED DELIVERY. IN ORDER TO PARTICIPATE IN THE OFFER, YOU MUST TENDER YOUR ZYPS BY THE EXPIRATION TIME.

A tender will be deemed to have been received only when the Depositary receives both (i) either a properly completed and duly executed copy or facsimile of the Letter of Transmittal or a duly completed Agent’s Message through the facilities of DTC at the Depositary’s applicable DTC account and (ii) confirmation of book-entry transfer of the ZYPS into the Depositary’s applicable DTC account in accordance with DTC’s procedures for such transfer. You may submit only one Letter of Transmittal or Agent’s Message for the ZYPS tendered.

Notwithstanding any other provision of the Offer, the obligation of Comverse Technology, Inc., a New York corporation (“Comverse”), to accept for purchase, and to pay the purchase price for, any ZYPS validly tendered (and not properly withdrawn) pursuant to the Offer is subject to and conditioned upon the satisfaction of or, where applicable, waiver by Comverse of, all conditions of the Offer described under “THE OFFER—Conditions of the Offer” in the Offer to Purchase.

Tendering of ZYPS

List below the ZYPS to which this Letter of Transmittal relates. If the space provided is inadequate, list the principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of ZYPS will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. No alternative, conditional or contingent tenders will be accepted.

DESCRIPTION OF ZYPS TENDERED

Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which the ZYPS are Held (Please fill in blank)	ZYPS TENDERED (Attach additional signed list, if necessary)
	CUSIP No.	Aggregate Principal Amount Represented	Principal Amount Tendered*
––––––––––––––––––––––––––––––––––––
––––––––––––––––––––––––––––––––––––
––––––––––––––––––––––––––––––––––––
––––––––––––––––––––––––––––––––––––
––––––––––––––––––––––––––––––––––––
––––––––––––––––––––––––––––––––––––

*	Unless otherwise specified, it will be assumed that the entire aggregate principal amount represented by the ZYPS described above is being tendered.

Payment of Purchase Price for ZYPS

All ZYPS purchased in the Offer will be purchased by Comverse. Upon the terms and conditions of the Offer, promptly following the expiration time, Comverse will accept for payment and pay for, and thereby purchase, the ZYPS validly tendered and not properly withdrawn in accordance with the terms of the Offer to Purchase.

For purposes of the Offer, Comverse will be deemed to have accepted for payment and therefore purchased the ZYPS that are validly tendered and not properly withdrawn only when, as and if Comverse gives notice to the Depositary of Comverse’s acceptance of the ZYPS for payment. Comverse will pay the purchase price to the Depositary, which will act as your custodian or nominee for the purpose of receiving payment from Comverse and transmitting payment to you. Receiving the purchase price in connection with the Offer may result in tax consequences. See “THE OFFER—Purchase of the ZYPS; Payment of Purchase Price” and “THE OFFER—Certain U.S. Federal Income Tax Consequences” in the Offer to Purchase.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

To The Depositary:

The undersigned hereby tenders to Comverse the above-described ZYPS upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and this Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the Offer.

Subject to, and effective upon, acceptance for payment of the ZYPS tendered in accordance with the terms and subject to the conditions of the Offer, including, if the Offer is extended or amended, the terms and conditions of the extension or amendment, the undersigned agrees to sell, assign and transfer to, or upon the order of, Comverse all right, title and interest in and to all ZYPS tendered and irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to such ZYPS with full knowledge that the Depositary also acts as the agent of Comverse with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such ZYPS, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned covenants, represents and warrants to Comverse that, in connection with its tender of the ZYPS pursuant hereto:

1.	the undersigned has received a copy of this Letter of Transmittal and the Offer to Purchase and agrees to be bound by all the terms and conditions of the Offer;

2.	the undersigned has full power and authority to tender, sell and transfer the ZYPS;

3.	the undersigned has assigned and transferred the ZYPS to the Depositary and irrevocably constitutes and appoints the Depositary as its, his or her true and lawful agent and attorney-in-fact to cause the ZYPS to be tendered in the Offer, that power of attorney being irrevocable and coupled with an interest, subject only to the right of withdrawal described in the Offer to Purchase;

4.	the undersigned’s ZYPS are being tendered, and will, when accepted by the Depositary, be free and clear of all charges, liens, restrictions, claims, equitable interests and encumbrances, other than the claims of a holder under the terms of the Offer; and

5.	the undersigned will, upon Comverse’s request or the request of the Depositary, as applicable, execute and deliver any additional documents necessary or desirable to complete the tender of the ZYPS.

Your agent, custodian or nominee, by delivering, or causing to be delivered, those ZYPS and a completed Letter of Transmittal or the completed Agent’s Message to the Depositary is representing and warranting that you, as owner of the ZYPS, have represented, warranted and agreed to each of the above. The undersigned understands that Comverse’s acceptance for payment of the ZYPS tendered pursuant to any one of the procedures described in the section captioned “THE OFFER—Procedures for Tendering the ZYPS” of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and Comverse upon the terms and subject to the conditions of the Offer described in the Offer to Purchase, this Letter of Transmittal and related documents.

The name(s) and address(es) of the DTC participant should be printed, if they are not already printed above, exactly as they appear on a security position listing as the owner of the ZYPS.

The undersigned understands that all ZYPS validly tendered and not properly withdrawn on or before the expiration time will be purchased at a price of $1,000 per $1,000 principal amount upon the terms and subject to the conditions of the Offer.

Comverse will pay the purchase price to the Depositary, which will act as your custodian or nominee for the purpose of receiving payment from Comverse and transmitting payment to you. The undersigned acknowledges that under no circumstances will Comverse pay interest on the purchase price, including without limitation, by reason of any delay in making payment on the part of the Depositary.

All authority conferred or agreed to be conferred by this Letter of Transmittal will survive the death or incapacity of the undersigned, and any obligation of the undersigned will be binding on the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

PLEASE SIGN HERE

(Please complete and return with a completed Form W-9 (or, if foreign person or entity, the applicable Form W-8) unless an Agent’s Message is delivered through the facilities of DTC)

This Letter of Transmittal must be signed, if tendered by a DTC participant, exactly as such DTC participant’s name appears on a security position listing as the owner of the ZYPS. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to Comverse of such person’s authority to act.

Dated:                     , 2009

(Signature(s) of Holder(s))

Name(s)

(Please Print)

Capacity (Full Title)

Address

(Include Zip Code)

Area Code and Telephone Number

Tax Identification Number, Social Security Number or Employer Identification Number:

(If a holder is tendering any ZYPS, this Letter of Transmittal must be signed by the registered holder(s) exactly as name(s) appear(s) on security position listing. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5 “Signatures on Letter of Transmittal.”)

GUARANTEE OF SIGNATURE(S)

(See Instruction 1 to determine if required)

Dated:                     , 2009

Name of Medallion Signature:

Name(s)
(Please Print)

Title:

Name of Firm:

Address
(Include Zip Code)

Area Code and Telephone Number

SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS

(See Instructions 4, 5, 6 and 7)

To be completed ONLY if the payment check for the purchase price is to be issued to the order of, someone other than the person or persons whose signature(s) appears within this Letter of Transmittal, or issued to an address different from that shown in the box titled “Description of ZYPS” within this Letter of Transmittal.

Name(s)
(Please Print)

Address

(Include Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Security Number (See Form W-9 or applicable Form W-8)

Instructions Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. No signature guarantee is required if either:

•	this Letter of Transmittal is signed by the DTC participant in the book-entry transfer facility whose name appears on a security position listing as the owner of the ZYPS; or

•

the ZYPS are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

In all other cases an eligible guarantor institution must guarantee all signatures on this Letter of Transmittal.

2. Delivery of this Letter of Transmittal, ZYPS and All Other Required Documents; Withdrawal Rights. To tender the ZYPS, a properly completed and duly executed copy or facsimile of this Letter of Transmittal or a duly completed Agents’ Message and a confirmation of a book-entry transfer into the Depositary’s applicable account with the book-entry transfer facility of such ZYPS tendered electronically and any other documents required by this Letter of Transmittal, must be received by the Depositary prior to the expiration time.

Pursuant to authority granted by DTC, any DTC participant that has ZYPS credited to its DTC account at any time (and thereby held of record by DTC’s nominee) may directly tender such ZYPS as though it were the registered holder by so completing, executing and delivering the Letter of Transmittal. Tenders of the ZYPS will be accepted in accordance with the procedures described in the preceding sentence and otherwise in compliance with this Letter of Transmittal.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE ZYPS AND ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY IS AT THE ELECTION AND RISK OF THE HOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

No alternative, conditional or contingent tenders of the ZYPS will be accepted. Except as otherwise provided below, the delivery will be deemed made when the delivery is actually received or confirmed by the Depositary. This Letter of Transmittal should be sent only to the Depositary. The Depositary will not accept any tender materials other than Letters of Transmittal and the DTC participants’ Agents’ Messages.

The ZYPS tendered may be withdrawn at any time before the expiration time of the Offer. Except as otherwise provided in this Instruction 2, tenders of the ZYPS are irrevocable.

For a withdrawal of the ZYPS to be effective, a written notice of withdrawal must be timely received by the Depositary at its address appearing on the back page of this document. Any notice of withdrawal must specify the name of the tendering holder, the aggregate principal amount of ZYPS to be withdrawn and the name of the registered holder of the ZYPS. If you tender your ZYPS through an agent and then wish to withdraw your ZYPS, you will need to make arrangements for withdrawal with your agent. Your ability to withdraw the tender of your ZYPS will depend upon the terms of the arrangements you have made with your agent and, if your agent is not the DTC participant tendering those ZYPS, the arrangements between your agent and such DTC participant, including any arrangements involving intermediaries between your agent and such DTC participant.

If you tendered your ZYPS in book-entry form and wish to withdraw your ZYPS, you will need to deliver to the Depositary a signed notice of withdrawal specifying the name of the registered holder and the name and the number of the account at DTC to be credited with the withdrawn ZYPS, and otherwise comply with DTC procedures.

The Depositary will require that your signature on a notice of withdrawal be guaranteed by an eligible guarantor institution.

The Depositary will return to tendering holders all ZYPS in respect of which it has received valid withdrawal instructions as soon as practicable after it receives such instructions. See also “THE OFFER—Withdrawal Rights” section of the Offer to Purchase.

All questions as to the form and validity (including the time of receipt) of any notice of withdrawal will be determined by Comverse, and Comverse’s determination will be final and binding. Neither Comverse, the Depositary, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

Withdrawals may not be rescinded, and any ZYPS properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer unless the withdrawn ZYPS are validly re-tendered before the expiration time.

All tendering ZYPS holders, by execution of this Letter of Transmittal or a manually signed facsimile of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their tender.

3. Inadequate Space. If the space provided in the box entitled “Description of ZYPS” above is inadequate, the aggregate principal amount of ZYPS should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. Partial Tenders and Unpurchased ZYPS. Tenders of the ZYPS in response to the Offer will be accepted only in minimum principal amounts of $1,000 and integrals of $1,000 in excess thereof. If fewer than all of the ZYPS owned by a holder are tendered, the holder must fill in the aggregate principal amounts of such ZYPS tendered in the last column of the box titled “Description of ZYPS” herein. The entire aggregate principal amount represented by the ZYPS delivered to the Depositary will be deemed to have been tendered, unless otherwise indicated. If less than the entire aggregate principal amount of ZYPS is tendered or accepted for purchase or if none of the ZYPS tendered are accepted for purchase, the aggregate principal amount of ZYPS representing such unaccepted amount will be, if tendered by book-entry transfer, returned by credit to the account at the book-entry transfer facility designated herein unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 7), promptly after the ZYPS are accepted for purchase.

5. Signatures on Letter of Transmittal.

•

Exact Signature. If this Letter of Transmittal is signed by a DTC participant in the book-entry transfer facility whose name is shown as the owner of the ZYPS tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such ZYPS.

•	Joint Holders. If the ZYPS tendered are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.

•

Signatures of Fiduciaries. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to Comverse of his or her authority to so act.

6. Transfer Taxes. Comverse will pay all transfer taxes applicable to the purchase and transfer of the ZYPS, except in the case of deliveries of ZYPS not tendered or not accepted for payment that are registered or issued in the name of any person other than the DTC participant in the book-entry transfer facility whose name is shown as the owner of the ZYPS tendered thereby.

7. Special Payment and Delivery Instructions. Tendering holders should indicate in the applicable box or boxes the name and address to which the ZYPS for principal amounts not tendered or not accepted for purchase or checks constituting payments for the ZYPS to be purchased in the Offer are to be issued or sent, if different from the name and address of the registered or acting holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification number or social security number of the person named must also be indicated. If no instructions are given, the ZYPS not tendered or not accepted for purchase will be returned to the registered or acting holder of the ZYPS tendered. Any holder tendering by book-entry transfer may request that the ZYPS not tendered or not accepted for purchase be credited to such account at the book- entry transfer facility as such holder may designate under the caption “Special Payment and Delivery Instructions.” If no such instructions are given, ZYPS not tendered or not accepted for purchase will be returned by crediting the account at the book-entry transfer facility designated above.

8. Irregularities. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of ZYPS will be determined by Comverse, in its sole discretion, the determination of which shall be final and binding. ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF ZYPS WILL NOT BE CONSIDERED VALID. Comverse reserves the absolute right, in its sole discretion, to reject any or all tenders of ZYPS that are not in proper form or the acceptance of which would, in Comverse’s opinion, be unlawful. Comverse also reserves the right to waive any defects, irregularities or conditions of tender as to particular ZYPS.

Comverse’s interpretations of the terms and conditions of the Offer (including the instructions in this Letter of Transmittal) will be final and binding. Neither Comverse, the Depositary, the Information Agent nor any other person, will be obligated to give any notice of any defects or irregularities in tenders or incur any liability for failure to give that notice.

Any defect or irregularity in connection with tenders of ZYPS must be cured within such time as Comverse determines, unless waived by Comverse. Tenders of ZYPS shall not be deemed to have been made until all defects or irregularities have been waived by Comverse or cured.

9. Questions and Requests for Assistance and Additional Copies. Questions and requests for additional copies of the Offer to Purchase or the Letter of Transmittal may be directed to the Information Agent at its telephone numbers and address set forth on the back cover of the Offer to Purchase and of this Letter of Transmittal.

10. Tax Identification Number and Backup Withholding. Under current U.S. federal income tax law, the Depositary (as payor) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) pursuant to the Offer. To avoid such backup withholding, each tendering holder (or other payee) must, unless an exception applies (as described below), provide the Depositary with its correct taxpayer identification number (“TIN”) and certify that it is not subject to backup withholding by completing the Internal Revenue Service (“IRS”) Form W-9, which may be requested from the Information Agent or obtained from the IRS website at http://www.irs.gov. For an individual, the TIN is such individual’s social security number. If the Depositary is not provided with the correct TIN, the holder (or other payee) may be subject to a $50 penalty imposed by the IRS, and any reportable payments made to such person may be subject to backup withholding at the applicable rate, currently 28%. Such reportable payments generally will be subject to information reporting, even if the Depositary is provided with a TIN. For further information concerning backup withholding and instructions for completing Form W-9 (including how to obtain a TIN if you do not have one and how to complete the W-9 if ZYPS are held in more than one name), consult the Form W-9 instructions, which may be requested from the Information Agent or obtained from the IRS website at http://www.irs.gov.

Certain persons (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt persons should indicate their exempt status on Form W-9.

A foreign individual or entity may qualify as an exempt recipient by submitting the appropriate IRS Form W-8 (W-8BEN, Form W-8ECI or Form W-8IMY), properly completed and signed under penalty of perjury, attesting to foreign status prior to the time payment is made. To obtain an exemption from withholding based on foreign status a foreign person must certify that fact to the Depositary by providing to the Depositary a properly executed IRS Form W-8 BEN or other appropriate form, prior to the time payment is made. To obtain an exemption from withholding based on the grounds that the gross income is effectively connected with the conduct of a trade or business within the U.S., the foreign person must furnish the Depositary with a properly executed IRS Form W-8ECI prior to the date of payment. A foreign person may be eligible to obtain from the IRS a refund of tax withheld if the foreign holder is able to establish that no tax is due. Foreign holders are urged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax exemption, and the refund procedure.

A person’s failure to complete the Form W-9 will not, by itself, cause such person’s ZYPS to be deemed invalidly tendered, but may require the Depositary to withhold a portion of any payments made to such person pursuant to the Offer. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of U.S. federal income tax withheld. If backup withholding results in an overpayment of U.S. federal income tax, a refund may be obtained provided that the required information is furnished to the IRS.

The Depositary for the Offer is:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street

Suite 1020

Chicago, IL 60602

Attention: Corporate Trust Division

Phone: (312) 827-8618

Fax: (312) 827-8542

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers call Collect:

(212) 269-5550

All Others Call Toll Free:

(800) 269-6427